Exhibit 99.1

Premier, Inc. Reports Fiscal-Year 2024 Second-Quarter Results

CHARLOTTE, N.C., February 5, 2024 - Premier, Inc. (NASDAQ: PINC), a leading technology-driven healthcare improvement company, today reported financial results for the fiscal-year 2024 second quarter ended December 31, 2023.

“Our second quarter results reflect ongoing discipline in actively managing our business to meet our expectations for profitability,” said Michael J. Alkire, Premier’s President and CEO. “Consolidated net revenue declined from the prior-year period primarily due a challenging revenue comparison for enterprise license agreements in our Performance Services segment and the impact of higher aggregate member fee share in our group purchasing business and continued market conditions in our direct sourcing business.”

“I am pleased to announce that our Board of Directors has concluded its previously announced exploration of strategic alternatives,” Alkire continued. “After a thorough review of options, the Board has decided to move forward with a more focused strategy predicated on automating and streamlining all aspects of the supply chain and leveraging our unique data, technologies and AI capabilities to support provider performance improvement and growth in certain adjacent markets. As a result, and to unlock value for stockholders, we previously sold our non-healthcare GPO operations and our Board has authorized the company to seek partners to potentially take ownership of some or all of Premier’s holdings in our direct sourcing business, S2S Global, and our direct-to-employer business, Contigo Health. We intend to find the right partners for these businesses that can make the necessary investments to enhance their future success. Additionally, the Board considered opportunities for deploying capital resources, including accelerating returns to stockholders. Based on this review, the Board has approved a new $1.0 billion share repurchase authorization, including implementation of a $400 million accelerated share repurchase transaction.”

Consolidated Financial Highlights

	Three Months Ended December 31,			Six Months Ended December 31,
(in thousands, except per share data)	2023	2022	% Change	2023	2022	% Change
Net revenue:
Supply Chain Services:
Net administrative fees	$149,563	$154,423	(3%)	$298,590	$304,429	(2%)
Software licenses, other services and support	12,511	14,104	(11%)	23,697	24,931	(5%)

Services and software licenses	162,074	168,527	(4%)	322,287	329,360	(2%)
Products	55,781	66,993	(17%)	106,366	125,854	(15%)

Total Supply Chain Services	217,855	235,520	(8%)	428,653	455,214	(6%)
Performance Services	116,963	124,115	(6%)	224,969	218,304	3%

Total segment net revenue	334,818	359,635	(7%)	653,622	673,518	(3%)
Eliminations	(73)	(9)	711%	(125)	(19)	558%

Net revenue	$334,745	$359,626	(7%)	$653,497	$673,499	(3%)

Net income	$52,866	$64,374	(18%)	$95,276	$107,333	(11%)
Net income attributable to stockholders	$54,302	$64,046	(15%)	$99,063	$106,762	(7%)
Diluted earnings per share attributable to stockholders	$0.45	$0.54	(17%)	$0.82	$0.89	(8%)

Consolidated Financial Highlights

	Three Months Ended December 31,			Six Months Ended December 31,
(in thousands, except per share data)	2023	2022	% Change	2023	2022	% Change
NON-GAAP FINANCIAL MEASURES*:
Adjusted EBITDA:
Supply Chain Services	$114,491	$126,315	(9%)	$229,465	$239,504	(4%)
Performance Services	30,955	43,205	(28%)	52,729	62,336	(15%)

Total segment adjusted EBITDA	145,446	169,520	(14%)	282,194	301,840	(7%)
Corporate	(31,318)	(30,658)	(2%)	(62,327)	(61,841)	(1%)

Total	$114,128	$138,862	(18%)	$219,867	$239,999	(8%)

Adjusted net income	$71,940	$84,168	(15%)	$136,827	$140,400	(3%)

Adjusted earnings per share (EPS)	$0.60	$0.70	(14%)	$1.14	$1.17	(3%)

*

Refer to “Premier’s Use and Definition of Non-GAAP Measures” below and the supplemental financial information at the end of this release for information on the company’s use of non-GAAP measures and a reconciliation of reported GAAP results to non-GAAP results.

Fiscal 2024 Guidance

Certain statements in this release, including without limitation, those in this section, are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Cautionary Note Regarding Forward-Looking Statements” below.

Based on its financial results for the six months ended December 31, 2023, current visibility into the macro environment, and expectations for the remainder of this fiscal year, the company expects the following guidance ranges:

Guidance Metric	Fiscal 2024 Guidance Range** (as of February 5, 2024)
Segment Net Revenue:
Supply Chain Services	$840 million to $880 million
Performance Services	$425 million to $445 million
Total Net Revenue	$1.265 billion to $1.325 billion
Adjusted EBITDA	$405 million to $425 million
Adjusted EPS	$2.06 to $2.18

Fiscal 2024 guidance is based on the realization of the following key assumptions:

•	Net administrative fees revenue of $588 million to $603 million

•	Direct sourcing products revenue of $207 million to $222 million

•	Supply Chain Services segment software licenses, other services and support revenue of $45 million to $55 million

•	Capital expenditures of $93 million to $103 million

•	Effective income tax rate in the range of 26-28%

•	Free cash flow of 45% to 55% of adjusted EBITDA, excluding the impact of tax payments related to the sale of non-healthcare GPO operations

•	Includes the estimated fiscal 2024 impact of the initial $400 million accelerated share repurchase transaction under the $1 billion share repurchase authorization

•	Does not include the impact of any significant acquisitions or divestitures

**

Adjusted EBITDA, adjusted EPS and free cash flow presented in this financial guidance are forward-looking non-GAAP measures. Refer to “Premier’s Use and Definition of Non-GAAP Measures” below for information on the company’s use of non-GAAP measures. Premier, Inc. does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Refer to “Premier’s Use of Forward-Looking Non-GAAP Measures” below for additional explanation.

Completion of Strategic Review Process

Premier separately announced today that the company’s Board of Directors has concluded its exploration of strategic alternatives. For additional details, see the company’s announcement Premier, Inc. Completes Strategic Review Process issued on February 5, 2024.

Results of Operations for the Three Months Ended December 31, 2023

(As compared with the three months ended December 31, 2022)

GAAP net revenue of $334.7 million decreased 7% from $359.6 million in the prior-year period. Refer to “Supply Chain Services” and “Performance Services” sections below for further discussion on the factors that impacted each segment during the quarter.

GAAP net income of $52.9 million decreased 18% from $64.4 million in the prior-year period primarily due to lower net revenue and lower equity earnings in the current-year period partially offset by an increase in interest income and a decrease in income tax expense in the current-year period.

GAAP diluted EPS of $0.45 decreased 17% from $0.54 in the prior-year period due to the aforementioned drivers affecting GAAP net income as well as a decrease in the portion of net income attributable to non-controlling interests in the current-year period.

Adjusted EBITDA of $114.1 million decreased 18% from $138.9 million in the prior-year period primarily due to decreases in each segment’s adjusted EBITDA. Refer to “Supply Chain Services” and “Performance Services” sections below for further discussion on the factors that impacted each segment during the quarter.

Adjusted net income of $71.9 million decreased 15% from $84.2 million in the prior-year period and adjusted EPS of $0.60 decreased 14% from $0.70 in the prior-year period primarily as a result of the same factors that impacted adjusted EBITDA as well as an increase in interest income.

Segment Results

(For the fiscal second quarter of 2024 as compared with the fiscal second quarter of 2023)

Supply Chain Services

Supply Chain Services segment net revenue of $217.9 million decreased 8% from $235.5 million in the prior-year period, primarily reflecting lower products revenue and lower net administrative fees revenue in the second quarter of fiscal 2024, as described below.

Net administrative fees revenue of $149.6 million decreased 3% from $154.4 million in the prior-year period driven by an expected increase in the aggregate blended member fee share partially offset by continued growth in member purchasing.

Products revenue of $55.8 million decreased 17% from $67.0 million in the prior-year period primarily due to continued excess market supply and members’ and other customers’ inventory levels which contributed to lower demand and pricing in the current-year period.

Segment adjusted EBITDA of $114.5 million decreased 9% from $126.3 million in the prior-year period primarily due to a decrease in net revenue compared to the prior-year period and an increase in expenses in support of the GPO program and supply chain co-management business partially offset by higher profit margin in the company’s direct sourcing business driven by lower logistics and product costs compared to the prior-year period.

Performance Services

Performance Services segment net revenue of $117.0 million decreased 6% from $124.1 million in the prior-year period, primarily due to a decrease in revenue from enterprise license agreements in the current-year period compared with the prior-year period partially offset by growth in certain of the company’s adjacent markets businesses and growth in its consulting services business.

Segment adjusted EBITDA of $31.0 million decreased 28% from $43.2 million in the prior year period mainly due to the aforementioned decrease in net revenue and incremental headcount to support growth in the company’s consulting services and adjacent markets businesses.

Result of Operations for the Six Months Ended December 31, 2023

(As compared with the six months ended December 31, 2022)

GAAP net revenue of $653.5 million decreased 3% from $673.5 million in the prior-year period primarily due to decreases in products revenue and net administrative fees revenue partially offset by an increase in Performance Services segment net revenue.

GAAP net income of $95.3 million decreased 11% from $107.3 million in the prior-year period primarily due to lower net revenue, lower equity earnings and an increase in certain operating expenses, including costs associated with the sale of the company’s non-healthcare GPO operations and higher performance-related compensation expenses, in the current-year period partially offset by an increase in interest income and a decrease in income tax expense in the current-year period.

GAAP diluted EPS of $0.82 decreased 8% from $0.89 in the prior-year period due to the aforementioned drivers affecting GAAP net income as well as a decrease in the portion of net income attributable to non-controlling interests in the current-year period.

Adjusted EBITDA of $219.9 million decreased 8% from $240.0 million in the prior-year period primarily due to decreases in each segment’s adjusted EBITDA.

Adjusted net income of $136.8 million decreased 3% from $140.4 million in the prior-year period and adjusted EPS of $1.14 decreased 3% from $1.17 in the prior-year period primarily as a result of the same factors that impacted adjusted EBITDA as well as an increase in interest income, a decrease in the portion of net income attributable to non-controlling interests and a decrease in depreciation and amortization expense in the current-year period.

Supply Chain Services segment net revenue of $428.7 million decreased 6% from $455.2 million for the same period a year ago. Segment adjusted EBITDA of $229.5 million decreased 4% from $239.5 million for the same period a year ago.

Performance Services segment net revenue of $225.0 million increased 3% from $218.3 million for the same period a year ago. Segment adjusted EBITDA of $52.7 million decreased 15% from $62.3 million for the same period a year ago.

Cash Flows and Liquidity

Net cash provided by operating activities (“operating cash flow”) for the six months ended December 31, 2023 of $35.4 million decreased from $196.7 million in the prior-year period primarily due to $138.5 million in tax payments in the current-year period related to the sale of non-healthcare GPO operations. To a lesser extent, cash was impacted by lower net revenue and was partially offset by decreases in inventory purchases and lower fiscal 2023 performance-related compensation payments during the fiscal first quarter compared to the fiscal 2022 payments in the prior-year period.

Net cash used in investing activities and net cash provided by financing activities for the six months ended December 31, 2023, were $49.1 million and $295.0 million, respectively. As of December 31, 2023, cash and cash equivalents were $371.1 million compared with $89.8 million as of June 30, 2023, and the company’s five-year, $1.0 billion revolving credit facility had no outstanding balance. The increase in cash and cash equivalents was primarily due to net proceeds from the sale of the company’s non-healthcare GPO operations.

Free cash flow for the six months ended December 31, 2023, an outflow of $63.3 million, decreased from an inflow of $109.6 million in the prior-year period. The decrease was primarily due to the same factors that impacted operating cash flow, including the aforementioned $138.5 million in tax payments, and an increase in purchases of property and equipment. Refer to “Premier’s Use and Definition of Non-GAAP Measures” below and the supplemental financial information at the end of this release for information on the company’s use of non-GAAP measures and a reconciliation of reported GAAP results to non-GAAP results.

During the first six months of fiscal 2024, the company paid aggregate dividends of $51.1 million to holders of its Class A common stock.

Conference Call and Webcast

Premier will host a conference call to provide additional detail around the company’s performance and outlook today at 8:00 a.m. ET. The call will be webcast live from the company’s website and, along with the accompanying presentation, will be available at the following link: Premier Events. The webcast should be accessed 10 minutes prior to the conference call start time. A replay of the webcast will be available for one year following the conclusion of the live broadcast and will be accessible on the company’s website at https://investors.premierinc.com.

For those parties who do not have internet access, the conference call may be accessed by calling one of the below telephone numbers and asking to join the Premier, Inc. call:

Domestic participant dial-in number (toll-free):	(833) 953-2438
International participant dial-in number:	(412) 317-5767

About Premier, Inc.

Premier, Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of more than 4,350 U.S. hospitals and health systems and approximately 300,000 other providers and organizations to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and consulting and other services, Premier enables better care and outcomes at a lower cost. Premier plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com, as well as X, Facebook, LinkedIn, YouTube, Instagram and Premier’s blog for more information about the company.

Premier’s Use and Definition of Non-GAAP Measures

Premier uses EBITDA, adjusted EBITDA, segment adjusted EBITDA, adjusted net income, adjusted earnings per share, and free cash flow. These are non-GAAP financial measures that are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies. We include these non-GAAP financial measures to facilitate a comparison of the company’s operating performance on a consistent basis from period to period and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, we believe allow for a more complete understanding of factors and trends affecting the company’s business than GAAP measures alone. Management believes EBITDA, adjusted EBITDA and segment adjusted EBITDA assist the company’s board of directors, management and investors in comparing the company’s operating performance on a consistent basis from period to period by removing the impact of the company’s asset base (primarily depreciation and amortization) and items outside the control of management (taxes), as well as other non-cash (impairment of intangible assets and purchase accounting adjustments) and non-recurring items, from operating results. Adjusted EBITDA and segment adjusted EBITDA are supplemental financial measures used by the company and by external users of the company’s financial statements.

Management considers adjusted EBITDA an indicator of the operational strength and performance of the company’s business. Adjusted EBITDA allows management to assess performance without regard to financing methods and capital structure and without the impact of other matters that management does not consider indicative of the operating performance of the business. Segment adjusted EBITDA is the primary earnings measure used by management to evaluate the performance of the company’s business segments.

Management believes free cash flow is an important measure because it represents the cash that the company generates after payment of tax distributions to limited partners, payments to certain former limited partners that elected to execute a Unit Exchange and Tax Receivable Agreement (“Unit Exchange Agreement”) in connection with our August 2020 restructuring and purchases of property and equipment to maintain existing products and services and ongoing business operations, as well as development of new and upgraded products and services to support future growth. Free cash flow is important because it enables the company to seek enhancement of stockholder value through acquisitions, partnerships, joint ventures, investments in related or complimentary businesses and/or debt reduction.

Non-recurring items are items to be income or expenses and other items that have not been earned or incurred within the prior two years and are not expected to recur within the next two years. Such items include stock-based compensation, acquisition- and disposition-related expenses, strategic initiative- and financial restructuring-related expenses, remeasurement of TRA liabilities, loss on disposal of long-live assets, gain or loss on FFF put and call rights, income and expense that has been classified as discontinued operations and other expense.

Non-operating items include gains or losses on the disposal of assets and interest and investment income or expense.

EBITDA is defined as net income before income or loss from discontinued operations, net of tax, interest and investment income or expense, net, income tax expense, depreciation and amortization and amortization of purchased intangible assets.

Adjusted EBITDA is defined as EBITDA before merger and acquisition-related expenses and non-recurring, non-cash or non-operating items.

Segment adjusted EBITDA is defined as the segment’s net revenue less cost of revenue and operating expenses directly attributable to the segment excluding depreciation and amortization, amortization of purchased intangible assets, merger and acquisition-related expenses and non-recurring or non-cash items. Operating expenses directly attributable to the segment include expenses associated with sales and marketing, general and administrative, and product development activities specific to the operation of each segment. General and administrative corporate expenses that are not specific to a particular segment are not included in the calculation of Segment Adjusted EBITDA. Segment Adjusted EBITDA also excludes any income and expense that has been classified as discontinued operations.

Adjusted net income is defined as net income attributable to Premier (i) excluding income or loss from discontinued operations, net, (ii) excluding income tax expense, (iii) excluding the effect of non-recurring or non-cash items, including certain strategic initiative- and financial restructuring-related expenses, (iv) reflecting an adjustment for income tax expense on Non-GAAP net income before income taxes at our estimated annual effective income tax rate, adjusted for unusual or infrequent items and (v) excluding the equity in net income of unconsolidated affiliates.

Adjusted earnings per share is Adjusted Net Income divided by diluted weighted average shares.

Free cash flow is defined as net cash provided by operating activities from continuing operations less distributions and Tax Receivable Agreement payments to limited partners, early termination payments to certain former limited partners that elected to execute a Unit Exchange Agreement in connection with our August 2020 restructuring and purchases of property and equipment. Free Cash Flow does not represent discretionary cash available for spending as it excludes certain contractual obligations such as debt repayments.

To properly and prudently evaluate our business, readers are urged to review the reconciliation of these non-GAAP financial measures, as well as the other financial tables, included at the end of this release. Readers should not rely on any single financial measure to evaluate the company’s business. In addition, the non-GAAP financial measures used in this release are susceptible to varying calculations and may differ from, and may therefore not be comparable to, similarly titled measures used by other companies.

The Company has revised the definitions for Adjusted EBITDA, Segment Adjusted EBITDA and Adjusted Net Income from the definitions reported in the 2023 Annual Report. Adjusted EBITDA and segment Adjusted EBITDA definitions were revised to exclude the impact of equity earnings in unconsolidated affiliates. The Adjusted Net Income definition was revised (1) remove the exclusion of the impact of adjustment of redeemable limited partners’ capital to redemption amount, (2) remove the impact of the exchange of all Class B common units for shares of Class A common stock for periods prior to our August 2020 Restructuring and the resulting elimination of non-controlling interest in Premier LP, and (3) add the exclusion of equity earnings in unconsolidated affiliates. For comparability purposes, prior year non-GAAP financial measures are presented based on the current definitions in the above section.

Further information on Premier’s use of non-GAAP financial measures is available in the “Our Use of Non-GAAP Financial Measures” section of Premier’s Form 10-Q for the quarter ended December 31, 2023, expected to be filed with the SEC shortly after this release, and which will also be made available on Premier’s website at investors.premierinc.com.

Premier’s Use of Forward-Looking Non-GAAP Measures

The company does not meaningfully reconcile guidance for non-GAAP adjusted EBITDA and non-GAAP adjusted earnings per share to net income attributable to stockholders or earnings per share attributable to stockholders because the company cannot provide guidance for the more significant reconciling items between net income attributable to stockholders and adjusted EBITDA and between earnings per share attributable to stockholders and non-GAAP adjusted earnings per share without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items include, but are not limited to, strategic and acquisition related expenses for professional fees; mark to market adjustments for put options and contingent liabilities; gains and losses on stock-based performance shares; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the company believes to be non-indicative of its ongoing operations. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as nonrecurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant.

Cautionary Note Regarding Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, including, but not limited to those related to our ability to advance our long-term strategies and develop innovations for and transform healthcare, our ability to find partners for our S2S Global and Contigo Health businesses and the potential benefits thereof, our ability to fund and conduct share repurchases pursuant to the share repurchase authorization and the potential benefits thereof (including the accelerated share repurchase transaction, which could be affected by volatility or disruptions in the capital markets or other factors), the payment of dividends at current levels or at all, guidance on expected future financial performance and assumptions underlying that guidance, and our expected effective income tax rate, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on risks and uncertainties that could affect Premier’s business, achievements, performance, financial condition, and financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic filings with the SEC, including those discussed under the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections of Premier’s Form 10-K for the year ended June 30, 2023 and subsequent Quarterly Reports on Form 10-Q, including the Form 10-Q for the quarter ended December 31, 2023, expected to be filed with the SEC shortly after the date of this release, all of which are made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after that date, or otherwise.

Investor contact:	Media contact:

Ben Krasinski	Amanda Forster
Senior Director, Investor Relations	Vice President, Public Relations
704.816.5644	202.879.8004
ben_krasinski@premierinc.com	amanda_forster@premierinc.com

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Net revenue:
Net administrative fees	$149,563	$154,423	$298,590	$304,429
Software licenses, other services and support	129,401	138,210	248,541	243,216

Services and software licenses	278,964	292,633	547,131	547,645
Products	55,781	66,993	106,366	125,854

Net revenue	334,745	359,626	653,497	673,499
Cost of revenue:
Services and software licenses	65,990	55,265	130,122	109,279
Products	47,472	61,620	91,510	119,494

Cost of revenue	113,462	116,885	221,632	228,773

Gross profit	221,283	242,741	431,865	444,726

Operating expenses:
Selling, general and administrative	142,150	140,528	280,210	272,578
Research and development	928	1,000	1,791	1,975
Amortization of purchased intangible assets	12,512	13,047	25,200	23,499

Operating expenses	155,590	154,575	307,201	298,052

Operating income	65,693	88,166	124,664	146,674

Equity in net (loss) income of unconsolidated affiliates	(666)	1,674	(2,392)	9,917
Interest income (expense), net	2,438	(4,631)	2,633	(7,490)
Other income, net	4,679	2,930	3,587	766

Other income (expense), net	6,451	(27)	3,828	3,193

Income before income taxes	72,144	88,139	128,492	149,867
Income tax expense	19,278	23,765	33,216	42,534

Net income	52,866	64,374	95,276	107,333
Net loss (income) attributable to non-controlling interest	1,436	(328)	3,787	(571)

Net income attributable to stockholders	$54,302	$64,046	$99,063	$106,762

Calculation of GAAP Earnings per Share
Numerator for basic and diluted earnings per share:
Net income attributable to stockholders	$54,302	$64,046	$99,063	$106,762
Denominator for earnings per share:
Basic weighted average shares outstanding	119,702	118,787	119,523	118,569
Effect of dilutive securities:
Stock options	—	86	—	116
Restricted stock units	355	466	444	514
Performance share awards	—	313	128	643

Diluted weighted average shares	120,057	119,652	120,095	119,842

Earnings per share attributable to stockholders:
Basic	$0.45	$0.54	$0.83	$0.90
Diluted	$0.45	$0.54	$0.82	$0.89

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	December 31, 2023	June 30, 2023
Assets
Cash and cash equivalents	$371,110	$89,793
Accounts receivable (net of $2,394 and $2,878 allowance for credit losses, respectively)	122,300	115,295
Contract assets (net of $1,137 and $885 allowance for credit losses, respectively)	331,727	299,219
Inventory	72,766	76,932
Prepaid expenses and other current assets	92,354	60,387

Total current assets	990,257	641,626
Property and equipment (net of $703,148 and $662,554 accumulated depreciation, respectively)	218,050	212,308
Intangible assets (net of $290,884 and $265,684 accumulated amortization, respectively)	404,830	430,030
Goodwill	1,012,355	1,012,355
Deferred income tax assets	808,562	653,629
Deferred compensation plan assets	48,792	50,346
Investments in unconsolidated affiliates	229,434	231,826
Operating lease right-of-use assets	24,439	29,252
Other assets	95,809	110,115

Total assets	$3,832,528	$3,371,487

Liabilities and stockholders’ equity
Accounts payable	$54,252	$54,375
Accrued expenses	50,946	47,113
Revenue share obligations	279,855	262,288
Accrued compensation and benefits	53,798	60,591
Deferred revenue	20,692	24,311
Current portion of notes payable to former limited partners	100,594	99,665
Line of credit and current portion of long-term debt	1,008	216,546
Current portion of liability related to the sale of future revenues	35,800	—
Other current liabilities	96,750	50,574

Total current liabilities	693,695	815,463
Long-term debt, less current portion	—	734
Liability related to the sale of future revenues, less current portion	579,409	—
Notes payable to former limited partners, less current portion	50,994	101,523
Deferred compensation plan obligations	48,792	50,346
Operating lease liabilities, less current portion	16,016	21,864
Other liabilities	53,413	47,202

Total liabilities	1,442,319	1,037,132

Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value, 500,000,000 shares authorized; 126,245,859 shares issued and 119,816,484 shares outstanding at December 31, 2023 and 125,587,858 shares issued and 119,158,483 shares outstanding at June 30, 2023	1,262	1,256
Treasury stock, at cost; 6,429,375 shares at both December 31, 2023 and June 30, 2023	(250,129)	(250,129)
Additional paid-in capital	2,186,115	2,178,134
Retained earnings	452,946	405,102
Accumulated other comprehensive income (loss)	15	(8)

Total stockholders’ equity	2,390,209	2,334,355

Total liabilities and stockholders’ equity	$3,832,528	$3,371,487

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended December 31,
	2023	2022
Operating activities
Net income	$95,276	$107,333
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	65,795	68,377
Equity in net loss (income) of unconsolidated affiliates	2,392	(9,917)
Deferred income taxes	(154,933)	1,959
Stock-based compensation	15,070	9,815
Other, net	2,966	10,167
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(7,005)	(5,145)
Contract assets	(33,178)	(26,458)
Inventory	4,166	3,231
Prepaid expenses and other assets	(10,624)	17,685
Accounts payable	2,608	16,707
Revenue share obligations	17,567	9,974
Accrued expenses, deferred revenue and other liabilities	35,280	(7,003)

Net cash provided by operating activities	$35,380	$196,725

Investing activities
Purchases of property and equipment	$(49,068)	$(38,416)
Acquisition of businesses and equity method investments, net of cash acquired	—	(187,750)
Other	—	(1,300)

Net cash used in investing activities	$(49,068)	$(227,466)

Financing activities
Payments on notes payable	$(50,872)	$(51,049)
Proceeds from credit facility	—	285,000
Payments on credit facility	(215,000)	(135,000)
Proceeds from sale of future revenues	629,820	—
Payments on liability related to the sale of future revenues	(14,611)	—
Cash dividends paid	(51,059)	(50,205)
Other, net	(3,296)	(9,516)

Net cash provided by financing activities	$294,982	$39,230

Effect of exchange rate changes on cash flows	23	(9)
Net increase in cash and cash equivalents	281,317	8,480
Cash and cash equivalents at beginning of year	89,793	86,143

Cash and cash equivalents at end of period	$371,110	$94,623

Supplemental Financial Information

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

(Unaudited)

(In thousands)

	Six Months Ended December 31,
	2023	2022
Net cash provided by operating activities	$35,380	$196,725
Early termination payments to certain former limited partners that elected to execute a Unit Exchange Agreement (a)	(49,600)	(48,670)
Purchases of property and equipment	(49,068)	(38,416)

Free Cash Flow	$(63,288)	$109,639

(a)

Early termination payments to certain former limited partners that elected to execute a Unit Exchange Agreement in connection with Premier’s August 2020 restructuring are presented in the Condensed Consolidated Statements of Cash Flows under “Payments made on notes payable.” During the six months ended December 31, 2023, the company paid $51.3 million to members including imputed interest of $1.7 million which is included in net cash provided by operating activities. During the six months ended December 31, 2022, the company paid $51.3 million to members, including imputed interest of $2.7 million which is included in net cash provided by operating activities.

Supplemental Financial Information

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

Reconciliation of Operating Income to Segment Adjusted EBITDA

Reconciliation of Net Income Attributable to Stockholders to Adjusted Net Income

(Unaudited)

(In thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Net income	$52,866	$64,374	$95,276	$107,333
Interest (income) expense, net	(2,438)	4,631	(2,633)	7,490
Income tax expense	19,278	23,765	33,216	42,534
Depreciation and amortization	20,267	21,439	40,595	44,878
Amortization of purchased intangible assets	12,512	13,047	25,200	23,499

EBITDA	102,485	127,256	191,654	225,734
Stock-based compensation	8,495	2,801	15,388	10,150
Acquisition- and disposition-related expenses	1,198	3,138	7,403	5,298
Strategic initiative and financial restructuring-related expenses	1,284	7,527	3,030	9,046
Equity in net loss (income) of unconsolidated affiliates	666	(1,674)	2,392	(9,917)
Other reconciling items, net	—	(186)	—	(312)

Adjusted EBITDA	$114,128	$138,862	$219,867	$239,999

Income before income taxes	$72,144	$88,139	$128,492	$149,867
Equity in net loss (income) of unconsolidated affiliates	666	(1,674)	2,392	(9,917)
Interest (income) expense, net	(2,438)	4,631	(2,633)	7,490
Other income, net	(4,679)	(2,930)	(3,587)	(766)

Operating income	65,693	88,166	124,664	146,674
Depreciation and amortization	20,267	21,439	40,595	44,878
Amortization of purchased intangible assets	12,512	13,047	25,200	23,499
Stock-based compensation	8,495	2,801	15,388	10,150
Acquisition- and disposition-related expenses	1,198	3,138	7,403	5,298
Strategic initiative and financial restructuring-related expenses	1,284	7,527	3,030	9,046
Deferred compensation plan expense	4,605	2,659	3,480	289
Other reconciling items, net	74	85	107	165

Adjusted EBITDA	$114,128	$138,862	$219,867	$239,999

SEGMENT ADJUSTED EBITDA
Supply Chain Services	$114,491	$126,315	$229,465	$239,504
Performance Services	30,955	43,205	52,729	62,336
Corporate	(31,318)	(30,658)	(62,327)	(61,841)

Adjusted EBITDA	$114,128	$138,862	$219,867	$239,999

Net income attributable to stockholders	$54,302	$64,046	$99,063	$106,762
Income tax expense	19,278	23,765	33,216	42,534
Amortization of purchased intangible assets	12,512	13,047	25,200	23,499
Stock-based compensation	8,495	2,801	15,388	10,150
Acquisition- and disposition-related expenses	1,198	3,138	7,403	5,298
Strategic initiative and financial restructuring-related expenses	1,284	7,527	3,030	9,046
Equity in net loss (income) of unconsolidated affiliates	666	(1,674)	2,392	(9,917)
Other reconciling items, net	813	1,091	1,742	2,359

Adjusted income before income taxes	98,548	113,741	187,434	189,731
Income tax expense on adjusted income before income taxes	26,608	29,573	50,607	49,331

Adjusted Net Income	$71,940	$84,168	$136,827	$140,400

Supplemental Financial Information

Reconciliation of GAAP EPS to Adjusted EPS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
Net income attributable to stockholders	$54,302	$64,046	$99,063	$106,762
Income tax expense	19,278	23,765	33,216	42,534
Amortization of purchased intangible assets	12,512	13,047	25,200	23,499
Stock-based compensation	8,495	2,801	15,388	10,150
Acquisition- and disposition-related expenses	1,198	3,138	7,403	5,298
Strategic initiative and financial restructuring-related expenses	1,284	7,527	3,030	9,046
Equity in net loss (income) of unconsolidated affiliates	666	(1,674)	2,392	(9,917)
Other reconciling items, net	813	1,091	1,742	2,359

Adjusted income before income taxes	98,548	113,741	187,434	189,731
Income tax expense on adjusted income before income taxes	26,608	29,573	50,607	49,331

Adjusted Net Income	$71,940	$84,168	$136,827	$140,400

Weighted average:
Basic weighted average shares outstanding	119,702	118,787	119,523	118,569
Dilutive shares	355	865	572	1,273

Weighted average shares outstanding - diluted	120,057	119,652	120,095	119,842

Basic earnings per share attributable to stockholders	$0.45	$0.54	$0.83	$0.90
Income tax expense	0.16	0.20	0.28	0.36
Amortization of purchased intangible assets	0.10	0.11	0.21	0.20
Stock-based compensation	0.07	0.02	0.13	0.09
Acquisition- and disposition-related expenses	0.01	0.03	0.06	0.04
Strategic initiative and financial restructuring-related expenses	0.01	0.06	0.03	0.08
Equity in net loss (income) of unconsolidated affiliates	0.01	(0.01)	0.02	(0.08)
Other reconciling items, net	0.01	0.01	0.01	0.02
Impact of corporation taxes	(0.22)	(0.25)	(0.42)	(0.42)
Impact of dilutive shares	—	(0.01)	(0.01)	(0.02)

Adjusted EPS	$0.60	$0.70	$1.14	$1.17